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                                                                    EXHIBIT 99.5

                        TELEBANC FINANCIAL CORPORATION
                            1997 STOCK OPTION PLAN

          TELEBANC FINANCIAL CORPORATION ("TeleBanc") hereby adopts "this TeleBanc Financial Corporation 1997 Stock Option Plan (the "Plan") the terms of which shall be as follows:

          1.   PURPOSE

          The Plan is intended to advance the interests of TeleBanc by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in TeleBanc, which thereby will create a stronger incentive to expend maximum effort for the growth and success of TeleBanc and its subsidiaries, and will encourage such eligible individuals to remain in the employ of TeleBanc or one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the "Code"), except to the extent that any such Option (i) would exceed the limitations set forth in Section 7 below; (ii) is specifically designated at the time of grant as not being an Incentive Stock Options; or
(iii) is granted to someone who is not an employee of TeleBanc or any subsidiary or affiliate of TeleBanc.

          2.   ADMINISTRATION

               (a)  Board.  The Plan shall be administered by the Board of
                    -----
Directors of TeleBanc (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option g-ranted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with TeleBanc's Articles of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

               (b)  Committee.  The Board may from time to time appoint a
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Stock Option Committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of TeleBanc or any of its subsidiaries, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" for purposes of Section 162(m) of the Code. The Board, in its sole discretion, may provide that the role of the Committee shall be Limited to making recommendations to the Board concerning any
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determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in
Section 2(a) above, as the Board shall determine, consistent with the Articles of Incorporation and By-Laws of TeleBanc and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with TeleBanc's Articles of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

               (c)  No Liability.  No member of the Board or of the Committee
                    ------------
shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

               (d)  Delegation to the Committee.  In the event that the Plan or
                    ---------------------------
any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

          3.   STOCK

          The stock that may be issued pursuant to Options granted under the Plan shall be shares of common stock, $.01 par value, of TeleBanc (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 440,000 shares, subject to adjustment as provided in Section 17 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

          4.   ELIGIBILITY

               (a)  Employees.  Options may be granted under the Plan to any
                    ---------
employee of TeleBanc or any "subsidiary corporation" (a "Subsidiary") thereof within the meaning of Section 424(f) of the Code (including any such employee who is an officer or director of TeleBanc or any Subsidiary) as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. The maximum number of shares of Stock subject to Options that may be granted under the Plan during any calendar year to any executive officer or other employee of TeleBanc or any Subsidiary whose compensation is or may be subject to Code (S) 162(m) is 200,000 shares (subject to adjustment as provided in Section 17 hereof).

               (b)  Directors and Independent Contractors.  Options not
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intended to constitute Incentive Stock Options may be granted to members of the
Board who are not employees of TeleBanc or any Subsidiary and to independent contractors performing services for

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TeleBanc or a Subsidiary as determined by the Board from time to time on the basis of their importance to the business of TeleBanc or such Subsidiary.

               (c)  Multiple Grants.  An individual may hold more than one
                    ---------------
option, subject to such restrictions as are provided herein.

          5.   EFFECTIVE DATE AND TERM OF THE PLAN

               (a)  Effective Date.  The Plan shall be effective as of the date
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of adoption by the Board, which date is set forth below, subject to approval of the Plan, within one year of such effective date, by the shareholders of TeleBanc by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy or by written consent in accordance with TeleBanc's Articles of Incorporation and By-Laws; provided however, that upon approval of the Plan by the shareholders of TeleBanc as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of TeleBanc had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

               (b)  Term.  The Plan shall terminate on the date 10 years from
                    ----
the effective date.

          6.   GRANT OF OPTIONS

          Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

          7.   LIMITATION ON INCENTIVE STOCK OPTIONS

          An Option (other than an Option described in exception (ii) of Section
1) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000.
This limitation shall be applied by taking Options into account in the order in which they were granted.

          8.   OPTION AGREEMENTS

          All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by TeleBanc and by the Optionee, in such form or forms

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as the Board shall from time to time determine. Option Agreements covering
Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with
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all terms of the Plan.

          9.   OPTION PRICE

          The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, except that the Option Price of a share of Stock subject to an Option that is intended to constitute an Incentive Stock Option shall be not less than 100 percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however,
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that in the event the Optionee would otherwise be ineligible to receive an
Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, in determining the fair market value of the Stock, the Board shall use the dosing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more that one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such dosing price, then the Board shall use the mean between the high and low prices on such date), or, if no sale of the Stock had been made on such day, on the next preceding day on which any such sale shall have been made.

          10.  TERM AND EXERCISE OF OPTIONS

               (a)  Term.  Each Option granted under the Plan shall terminate
                    ----
and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would receive an
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Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and
424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

               (b)  Option Period and Limitations on Exercise.  Each Option
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shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option
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contained in any Option Agreement may be rescinded, modified or waived by the
Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Each Option shall be exercisable, in whole or in part, at any time and from time to

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time, over a period commencing on the date of grant and ending upon the expiration of the Option. Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of TeleBanc as provided in Section 5 above.

          (c)  Method of Exercise.  An Option that is exercisable hereunder may
               ------------------
shall be exercised by delivery to TeleBanc on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, except as provided below. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents, (ii) through the tender to TeleBanc of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; (iii) by delivering a written direction to TeleBanc that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the a "cashless" exercise of the Option are delivered to TeleBanc by a broker upon receipt of stock certificates from TeleBanc) or a cashless exercise/loan procedure (pursuant to which the optionees would obtain a margin loan from a broker to fund the exercise) through a licensed Broker acceptable to TeleBanc whereby the stock certificate or certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to TeleBanc cash (or cash equivalents acceptable to TeleBanc) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that TeleBanc, may, in its judgment, be required to withhold with respect to the exercise of the Option; (iv) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by the delivery of a promissory note of the Optionee to TeleBanc on such terms as shall be set out in such Option Agreement;
(v) by a Combination of the methods described in (i), (ii), (iii) and (iv). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is intended to be an Incentive Stock Option, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are full paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

          (d)  Restrictions on Transfer of Stock.  If an Option is exercised
               ---------------------------------
before the date that is six months from the later of (i) the date of grant of the Option or (ii) the date of

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shareholder approval of the Plan and the sale of stock acquired pursuant to such exercise would subject the individual exercising the Option to Liability under
Section 16 of the Exchange Act, then such certificate or certificates shall bear a legend restricting the transfer of the Stock covered thereby until the expiration of six months from the later of the date specified in clause (i) above or the date specified in clause (ii) above.

          (e)  Change in Control.  In the event of a Change in Control (as
               -----------------
defined below), subject to the limitations set out in Section 17(f) hereof and except as the Board shall otherwise provide in an Option Agreement with respect to an Option granted under the Plan, all outstanding Options shall become immediately exercisable in full, without regard to any limitation on exercise imposed pursuant to Section 10(b) above. For purposes of the Plan, a "Change in Control" shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of TeleBanc (except that no Change in Control shall be deemed to have occurred if the persons who were stockholders of TeleBanc immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (b) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. A "person" for this purpose shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than those persons who beneficially own, or have outstanding options or warrants to acquire, more than five percent of the voting stock of TeleBanc as of February 25, 1997. For purposes of this Section 10(e), "fair market value" shall be determined in accordance with Section hereof and a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Exchange Act.

          11.  TRANSFERABILITY OF OPTIONS

          During the lifetime of an Optionee to whom an Incentive Stock Option is granted, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise the Incentive Stock Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution, except that the Optionee may transfer an Option that is not intended to constitute an Incentive Stock Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of. the "Family' (as defined below) of the Optionee, to or for the benefit of one or more organizations qualifying under Code (S)(S) 501(c)(3) and 170(c)(2) (a "Charitable Organization") or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee's Family, one or more Charitable Organizations, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Agreement. For this purpose, "Family" shall mean the spouse, siblings, and lineal ancestors and descendants of the Optionee.

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          12.  TERMINATION OF EMPLOYMENT OR SERVICE

          Upon the termination of the employment or other service of an Optionee with TeleBanc or a Subsidiary, other than by reason of the death or to "permanent and total disability" (within the meaning of Section 22(e)(3) of the
Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate three months after the date of such termination of employment or service and thereafter such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Board may
                                         --------  -------
provide, by inclusion of appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of employment or service of the Optionee with TeleBanc or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment or other Limitation on exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with TeleBanc or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed by or otherwise providing services to TeleBanc or any Subsidiary.

          13.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

               (a)  Death.  If an Optionee dies while in the employ or service
                    -----
of TeleBanc or a Subsidiary or within the period following the termination of employment or service during which the Option is exercisable under Section 12 above or Section 13(b) below, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however,
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that the Board may provide by inclusion of appropriate language in any Option
Agreement that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10(b) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment or other limitation on exercise imposed pursuant to Section 10(b) above.

               (b)  Disability.  If an Optionee terminates employment or
                    ----------
service with TeleBanc or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment or service, whether or not such Option was exercisable immediately prior to such termination of employment or service; provided,
                                                    --------

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however, that the Board may provide, by inclusion of appropriate language in any
-------
Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of the termination of employment or service of the Optionee with TeleBanc or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

          14.  USE OF PROCEEDS

          The proceeds received by TeleBanc from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of TeleBanc.

          15.  REQUIREMENTS OF LAW

               (a)  Violations of Law.  TeleBanc shall not be required to sell
                    -----------------
or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or TeleBanc of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. TeleBanc shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

               (b)  Compliance with Rule 16b-3.  The intent of this Plan is to
                    --------------------------
qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

          16.  AMENDMENT AND TERMINATION OF THE PLAN

          The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without
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approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of TeleBanc at which a quorum

                                       8
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representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Articles of Incorporation and By-Laws of TeleBanc, change the requirements as to eligibility to receive Incentive Stock Options, increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Incentive Stock Options granted under the Plan (except as permitted under Section 17 hereof) or modify the Plan so that Options granted under the Plan could not satisfy the applicable requirements of Code (S) 162(m). Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

          17.  EFFECT OF CHANGES IN CAPITALIZATION

               (a)  Changes in Stock.  If the outstanding shares of Stock are
                    ----------------
increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of TeleBanc by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by TeleBanc, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by TeleBanc. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a subsidiary corporation of TeleBanc ("Spin-off Shares"), to the extent consistent with Treasury Regulation Section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, each outstanding Option shall thereafter additionally pertain to the number of Spin-off Shares that would have been received in such distribution by a shareholder of TeleBanc who owned a number of shares of Common Stock equal to the number of shares that are subject to the Option at the time of such distribution, and the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Common Stock in proportion to the relative fair market values of a Spin-off Share and a share of Common Stock immediately after the distribution of Spin-off Shares.

               (b)  Reorganization in Which TeleBanc Is the Surviving
                    -------------------------------------------------
Corporation.  Subject to Subsection (c) hereof, if TeleBanc shall be the
-----------
surviving corporation with any reorganization, merger, or consolidation of TeleBanc with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

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

               (c)  Reorganization in Which TeleBanc Is Not the Surviving
                    -----------------------------------------------------
Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of
--------------------------------------
TeleBanc, or upon a merger, consolidation, reorganization or other business combination of TeleBanc with one or more other entities in which TeleBanc is not the surviving entity, or upon a sale of all or substantially all of the assets of TeleBanc to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which TeleBanc is the surviving corporation) approved by the Board which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of stock of TeleBanc, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is, made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to Section 17(f) below and to the general limitations on exercise set forth in Section 10(b) above, and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the Occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which TeleBanc gives notice thereof to its shareholders.

               (d)  Adjustments.  Adjustments under this Section 17 related to
                    -----------
stock or securities of TeleBanc shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

               (e)  No Limitation on Corporation.  The grant of an Option
                    ----------------------------
pursuant to the Plan shall not affect or Limit in any way the right or power of TeleBanc to make adjustments, reclassifications, reorganizations or changes of its Hospital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

               (f)  Parachute Limitation.  If the acceleration of the
                    --------------------
exercisability or vesting of any Option or any other benefit to an Optionee under this Plan would be considered a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code and if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code (the "Excise Tax") and federal income tax imposed by the Code, the Optionee's net proceeds from the exercise of such Options and from other amounts that would be so considered would be less than the amount of the Optionee's net proceeds resulting from the payment of the Reduced Amount described below, after reduction for federal income taxes, then the exercisability and vesting of Options and other benefits provided under the Plan shall be limited to the Reduced Amount. The "Reduced Amount" shall be the largest amount that could be received by the Optionee under the

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

Plan and each Option Agreement such that no payment or other benefit received by the Optionee under the Plan and Option Agreements and any other agreement, contract, or understanding heretofore or hereafter entered into between the Optionee and TeleBanc or any Subsidiary (the "Other Agreements") and any formal or informal plan or other arrangement (other than the Plan) heretofore or hereafter adopted by TeleBanc or any Subsidiary for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Plan") would be subject to the Excise Tax. In the event that the Optionee shall be limited to the Reduced Amount under the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those payments or benefits under the Plan and Option Agreements, any Other Agreements, and any Benefit Plans, that should be reduced or eliminated so as to avoid having the benefits to the Optionee under the Plan and Option Agreements be subject to the Excise Tax. In the event that the Optionee would otherwise be deemed to have received an amount that would constitute a parachute payment, the amount received by him that exceeds the maximum amount permissible under this Section 17(f) shall be treated as a loan to him and shall be repaid, with interest, to the extent necessary to reduce the amount paid to the maximum permissible amount. The interest rate of any such loan shall be at the minimum rate necessary to avoid characterization of the loan as an excess parachute payment and the other terms of any such loan shall conform to customary and reasonable terms that would be applicable to loans of a similar unsecured type made by a bank or other financial institution to an unrelated third party. Any such loan shall be repaid in full not later than six months after the date on which TeleBanc notifies the Optionee that a loan relationship exists, and may be repaid by the Optionee without prepayment penalty at any time during such six month period.

          18.  DISCLAIMER OF RIGHTS

          No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of TeleBanc or any Subsidiary, or to interfere in any way with the night and authority of TeleBanc or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any Employment or other relationship between any individual and TeleBanc or any Subsidiary.

          19.  NONEXCLUSIVITY OF THE PLAN

          Neither the adoption of the Plan nor the submission of the Plan to the ,shareholders of TeleBanc for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation Arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable. including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

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

          This Plan was duly adopted and approved by the Board of Directors of TeleBanc by resolution at a meeting held on the 25th day of February, 1997.

                                 ______________________________________
                                 Assistant Secretary of TeleBanc


          This Plan was duly approved by the shareholders of TeleBanc at a meeting held the ____ day of May, 1997.

                                 ______________________________________
                                 Assistant Secretary of TeleBanc

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